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                                                                    Exhibit 10.1

                            OPTION EXCHANGE AGREEMENT

     This Option Exchange Agreement (the "AGREEMENT"), dated as of March 10, 2003, is entered into by and between Sylvan Learning Systems, Inc., a Maryland corporation (the "COMPANY") and each of (i) Douglas L. Becker, an individual resident in Maryland, (ii) R. Christopher Hoehn-Saric, an individual resident in Maryland, (iii) Raph Appadoo, an individual with a residence in Maryland, and
(iv) William C. Dennis, Jr., an individual resident in Florida (Messrs. Becker, Hoehn-Saric, Appadoo and Dennis each individually an "SIU OPTION HOLDER" and collectively the "SIU OPTION HOLDERS").

     Capitalized terms used and not otherwise defined upon first usage herein are defined in Section 4 hereof.

1. EXCHANGE OF SIU OPTIONS FOR COMPANY OPTIONS.

   1.1. AGREEMENT TO EXCHANGE SIU OPTIONS FOR COMPANY OPTIONS. Subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth herein:

   a. Each SIU Option Holder hereby agrees to convert all of his SIU Options into Company Options at the Exchange Ratio. For purposes of this Agreement, the Exchange Ratio shall be 13,298.562 Company Options for every 1.0 SIU Option. In calculating the number of Company Options that will result from conversion of the SIU Options, the Company shall adjust the product of the number of SIU Options multiplied by the Exchange Ratio down to the nearest whole number so that no SIU Option Holder receives Company Options to purchase fractional shares of Company Common Stock.

   b. In connection with the foregoing, the Company hereby agrees to issue to each SIU Option Holder, and such SIU Option Holder hereby agrees to accept delivery of, the number of Company Options indicated opposite his name on the SIU Option Holder Schedule attached hereto as Exhibit A, such exhibit made a part hereof, and subject to the terms and conditions of the Company Stock Option Plan. In the event that the Market Price of the Company Common Stock at Closing is greater than $15.48 per share, then the Company shall increase the Strike Price Per Share for each SIU Option Holder indicated on Exhibit A in such manner so as to preserve the Intrinsic Value that the SIU Option Holder would receive at Closing if the Market Price of the Company Common Stock at Closing equaled $15.48 per share.

   1.2. CLOSING. The closing of the exchange transaction contemplated by this Agreement (the "CLOSING") will take place at the offices of the Company, 1001 Fleet Street, Baltimore, Maryland 21202, or by facsimile exchange of required documentation, concurrent with and conditional upon the closing of that certain Asset Purchase Agreement by and among Educate Operating Company, LLC, Apollo Sylvan, LLC, Apollo Sylvan II, LLC, Educate, Inc., the Company and Sylvan Ventures, L.L.C. dated as of March 10, 2003, or at such other time, date and place as the Company may designate (the date on which the Closing actually occurs, the "CLOSING DATE").

   1.3. CLOSING DELIVERIES. The obligations of the SIU Option Holders to exchange the SIU Options for the Company Options at the Closing and of the Company to exchange


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the Company Options for the SIU Options at the Closing are subject to the fulfillment, or the waiver by the applicable party, of each of the following conditions on or before the Closing:

   a. the Company will deliver to each SIU Option Holder (i) evidence of the Company Options received by such holder substantially in the form attached hereto as EXHIBIT B and (ii) a copy of the Company Stock Option Plan, and the Company shall record such award in the name of such SIU Option Holder (or if requested by such SIU Option Holder, their nominee or designee) in the Company's records; and

   b. each SIU Option Holder will deliver to the Company any evidence in his possession of the SIU Options.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. In order to induce the SIU Option Holders to enter into this Agreement and to exchange their SIU Options for the Company Options, the Company hereby represents and warrants to each of the SIU Option Holders as follows. Except for those representations and warranties expressly set forth in this Section 2, the Company does not make any representations or warranties, express or implied, at law or in equity, of any kind or nature whatsoever concerning its organization or operations, and any such other representations are hereby expressly disclaimed in full and for all time.

   2.1. ORGANIZATION AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. The Company has all requisite corporate power and authority to carry on its business as now being conducted by it.

   2.2. CORPORATE POWER; BINDING EFFECT. The Company has all requisite power and full legal right to execute and deliver this Agreement and to perform all of its obligations hereunder. This Agreement and the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its respective terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors' rights generally and by the availability of injunctive relief, specific performance and other equitable remedies).

   2.3. SHARES RESERVED FOR ISSUANCE. The Company has reserved, solely for the purpose of issuance upon exercise of the Company Options, a number of shares of Company Common Stock sufficient to cover the exercise of the Company Options.

   2.4. VALID ISSUANCE OF COMPANY COMMON STOCK. The Company Common Stock issuable upon the exercise of the Company Stock Options shall be duly authorized and validly issued, fully paid and non-assessable, and free and clear of any security interest, option or other charge or encumbrance.

   2.5. VESTING. The Company Options delivered hereunder to Douglas L. Becker and R. Christopher Hoehn-Saric shall be fully vested and exercisable. The Company Options delivered hereunder to the other SIU Option Holders shall vest and become exercisable upon the same schedule or schedules as the SIU Options delivered in exchange therefor.


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3. REPRESENTATIONS AND WARRANTIES OF THE SIU OPTION HOLDERS. In order to induce the Company to enter into this Agreement and to exchange the Company Options for the SIU Options, each SIU Option Holder severally represents and warrants, as to himself only, to the Company as follows.

   3.1. TITLE TO SIU OPTIONS; ENCUMBRANCES. Such SIU Option Holder owns the SIU Options indicated opposite his name on the SIU Option Holder Schedule attached hereto as Exhibit A and made a part hereof. Such SIU Option Holder has, on the date hereof, and is conveying to the Company, and the Company is acquiring, good and marketable title to such SIU Options, free and clear of any and all encumbrances, liens, charges, security interests, claims or pledges other than encumbrances that may have been created by the Company or its subsidiaries.

   3.2. POWER; BINDING EFFECT. Each SIU Option Holder has all requisite power, capacity and full legal right to execute and deliver this Agreement and to perform all of his obligations hereunder. This Agreement has been duly executed and delivered by such SIU Option Holder and constitutes a legal, valid and binding obligation of such SIU Option Holder, enforceable against him in accordance with its respective terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors' rights generally and by the availability of injunctive relief, specific performance and other equitable remedies).

4. DEFINITIONS. For all purposes of this Agreement, the following terms will have the meanings set forth or cross-referenced in this Section 4.

   "Business Day" means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or are required by law to close.

   "BV" means Sylvan International, B.V., a Dutch corporation.

   "BV Common Stock" means shares of common stock of BV, par value EUR0.04 per share.

   "Closing" shall have that meaning set forth in Section 1.2 hereof.

   "Closing Date" shall have that meaning set forth in Section 1.2 hereof.

   "Company" shall have that meaning set forth in the first paragraph of this Agreement.

   "Company Common Stock" means shares of the common stock of the Company, par value USD0.10 per share.

   "Company Options" means the options to purchase Company Common Stock set forth on Exhibit A.

   "Company Stock Option Plan" means either the Company's 1998 Stock Incentive Plan, as amended, or the Company's 2003 Employee Stock Incentive Plan, as amended, or both plans in the event that an SIU Option Holder's award includes options from both the Company's 1998 Stock Incentive Plan and 2003 Employee Stock Incentive Plan, as applicable.


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   "Exchange Ratio" shall have that meaning set forth in Section 1.1(a) hereof.

   "Intrinsic Value" means the product of (a) $15.48 minus the Strike Price Per Share multiplied by (b) the number of Company Options indicated on Exhibit A to be received by the SIU Option Holder upon consummation of the transactions contemplated by this Agreement.

   "Market Price" means the average of the daily closing prices per share of the Company Common Stock for the three consecutive Trading Days immediately prior to such date. The closing price for each day shall be the last quoted price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System.

   "SIU Option Holders" shall have that meaning set forth in the first paragraph of this Agreement.

   "SIU Options" means options to purchase shares of the BV Common Stock as set forth on Exhibit A.

   "Strike Price Per Share" means the stated strike price per share indicated on Exhibit A for which, upon consummation of the transactions contemplated by this Agreement, the indicated holder may purchase the underlying Company Common Stock upon exercise of his or her Company Options.

   "Trading Day" means a day on which the National Association of Securities Dealers, Inc. Automated Quotation System is operating for the transaction of business.

5. MISCELLANEOUS PROVISIONS.

   5.1. AMENDMENT AND MODIFICATION. This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by all of the parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

   5.2. NOTICES. All notices, requests, payments, instructions or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by certified mail, return receipt requested, postage prepaid (effective three Business Days after dispatch), (iii) sent by a reputable, established courier service that guarantees overnight delivery (effective the next Business Day) or (iv) dispatched by telecopier if the telecopy is received in complete, readable form (effective upon dispatch), addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this Section 5.2):

   a. If to the Company:

      Sylvan Learning Centers, Inc.
      1001 Fleet Street
      Baltimore, Maryland 21202
      Attention:  Robert W. Zentz, Esq.
      Tel:  410-843-8043
      Fax:  410-843-8544


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      with copies sent at the same time and by the same means to:

      Shaw Pittman LLP
      2300 N Street, NW
      Washington, D.C. 20037
      Attention:  Robert B. Robbins, Esq.
      Tel:  202-663-8136
      Fax:  202-663-8007

   b. If to any SIU Option Holder, the address of such SIU Option Holder set forth in the Company's records referred to in Section 1.3(a) of this Agreement.

   5.3. COUNTERPARTS, EFFECTIVENESS. This Agreement and any amendments which may be executed by the parties in separate counterparts (including by facsimile), each of which when so executed and delivered, will be an original, but all of which together will constitute one and the same instrument. This Agreement and any amendments which may be executed by the parties in separate counterparts (including by facsimile), each of which when so executed and delivered, shall be effective by and between the Company and the executing party regardless of whether the other parties have executed the Agreement. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such complete counterpart.

   5.4. CAPTIONS. The captions or subsections of this Agreement are for reference only and will not affect the interpretation or construction of this Agreement.

   5.5. BINDING EFFECT AND BENEFITS. This Agreement will bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement that are for the benefit of the SIU Option Holders will inure to the benefit of all transferees of the Company Options, and the applicable provisions of this Agreement that bind the SIU Option Holders will bind all transferees of the Company Options. Nothing in this Agreement is intended to or will confer any rights or remedies on any person other than the parties hereto and their respective successors and permitted assigns.

   5.6. ASSIGNMENT. This Agreement and the rights and obligations hereunder may not be assigned by any SIU Option Holder without the written consent of the Company.

   5.7. CONSTRUCTION. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against either party.

   5.8. FURTHER ASSURANCES. From time to time on and after the Closing Date, the parties will promptly execute and deliver all such further instruments and assurances, and will promptly take all such further actions, as any party may reasonably request in order to more effectively effect or confirm the transactions contemplated by this Agreement and to carry out the purposes hereof.


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   5.9. SEVERABILITY. No invalidity or unenforceability of any section of this
Agreement or any portion thereof will affect the validity or enforceability of any other section or the remainder of such section.

   5.10. ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto, contains the entire understanding and agreement among the parties, or between or among any of them, and supersedes any prior understandings or agreements between or among any of them, with respect to the subject matter hereof.

   5.11. GOVERNING LAW. This Agreement will be governed by and interpreted and construed in accordance with the laws of the State of Maryland.







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   IN WITNESS WHEREOF, the Company and each of the SIU Option Holders have executed this Agreement as of the date first above written.

Company                              Sylvan Learning Systems, Inc.


                                     By:     /s/ Sean R. Creamer
                                     -------------------------------------------
                                     Name:   Sean R. Creamer
                                     -------------------------------------------
                                     Title:  Senior Vice President and Chief
                                             Financial Officer
                                     -------------------------------------------

SIU Option Holders

                                      /s/ Douglas L. Becker
                                     -------------------------------------------
                                      Douglas L. Becker



                                      /s/ R. Hoehn-Saric
                                     -------------------------------------------
                                      R. Christopher Hoehn-Saric




                                     -------------------------------------------
                                      Raph Appadoo




                                      ------------------------------------------
                                      William C. Dennis, Jr.




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                                    EXHIBIT A
                               SIU OPTION HOLDERS


                                                 OPTIONS ENTITLED TO BE EXCHANGED                 CONSIDERATION
                                           ----------------------------------------------  --------------------------------
                                                                                           NUMBER OF
                                                            STRIKE PRICE GRANT EXPIRATION   COMPANY   STRIKE PRICE GRANT  EXPIRATION
EMPLOYEE                  TITLE            # OF SIU OPTIONS  PER SHARE   DATE      DATE*     OPTIONS     PER SHARE   DATE     DATE*
Appadoo, Raph        CEO & President       37.95455000000000  $34,235    2/1/00   2/1/10    504,740      $2.61     2/1/00   2/1/10
Becker, Doug         Chairman/Founder      45.54500000000000  $37,693   12/1/99   Oct-03    605,683      $2.88    12/1/99  12/1/09
Dennis, Bill         COO & CFO             10.12121000000000  $69,162   10/1/01  10/1/11    134,597      $5.27    10/1/01  10/1/11
Dennis, Bill         COO & CFO              3.39722854420915  $69,162    1/2/02   1/2/12     45,178      $5.27     1/2/02   1/2/12
Hoehn-Saric, Chris   Board Member/Founder  45.54500000000000  $37,693   12/1/99   Oct-03    605,683      $2.88    12/1/99  12/1/09




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                                    EXHIBIT B
                            EVIDENCE OF OPTION AWARD

    [in the form of the Company's standard grant award letter containing the name of the SIU Option Holder, the number of SIU Options converted, the number of Company Options received, the strike price per share, the grant date, the vesting schedule and the expiration date of the award]